Exhibit 5.2




                                                February 15, 2003

Chukchansi Economic Development Authority
46575 Road 417
Coarsegold, California 93614

                  Re:  Chukchansi Economic Development Authority
                       Registration Statement on Form S-4

Ladies and Gentlemen:

            We have acted as special counsel to Cascade Entertainment Group, LLC, a California limited liability company (the "Manager"), in connection with the public offering of up to $153,000,000 aggregate principal amount of 14 1/2% Senior Notes due 2009 (the "Exchange Notes") by the Chukchansi Economic Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe," and together with the Authority, the "Chukchansi Parties"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 14 1/2% Senior Notes due 2009 of the Authority (The "Original Notes") under the Indenture, dated October 8, 2002 (the "Indenture"), between the Authority, the Tribe and U.S. Bank, N.A., as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated October 8, 2002 (the "Registration Rights Agreement"), by and among the Tribe, the Authority, Dresdner Kleinwort Wasserstein-Grantchester, Inc. and Banc of America Securities LLC. We have not acted as counsel to the Chukchansi Parties, however, at the request of the Manager, we are furnishing certain opinions with respect to those parties herein.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


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            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other by such parties and, the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1 and 2 below, the validity and binding effect thereof on such parties. We have also assumed that the Tribe is a federally recognized Indian tribe and that the Authority has been duly organized and is validly existing in good standing as an unincorporated enterprise of the Tribe under the laws of the Tribe and laws generally applicable to Indian tribes and that the Authority has complied with all aspects of applicable laws (except as otherwise stated herein) in connection with the transactions contemplated by the Exchange Notes, the Indenture and the Registration Rights Agreement. In rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Exchange Notes, the Indenture and the Registration Rights Agreement, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that the performance of the obligations under the Exchange Notes, the Indenture and the Registration Rights Agreement will not be illegal or ineffective in any jurisdiction by virtue of any gaming law or regulation or any Indian Law. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Authority and others and of public officials.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (a) the Registration Statement on Form S-4 relating tot he Exchange Notes filed the Securities and Exchange Commission (the "Commission") on December 24, 2002 under the Act (the "Registration Statement");

            (b) the form of the Exchange Notes;


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            (c) an executed copy of the Indenture;

            (d) an executed copy of the Registration Rights Agreement; and

            (e) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement.


            We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Authority and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Authority and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            Our opinions set forth herein are limited to the laws of the State of New York (the "Applicable Law") that are normally applicable to transactions of the type contemplated by the Exchange Offer, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing, included the Applicable Law, being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined On Law or as the the effect of any such non-opined-on law on the opinions herein stated.

            The opinions set forth below are subject to the following qualifications, further assumptions and limitations

            (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to each of the Exchange Notes, the Indenture and the Registration Rights Agreement with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

            (b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or


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other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

            (c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Exchange Notes, the Indenture and the Registration Rights Agreement or any transactions contemplated thereby;

            (d) we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

            (e) we do not express any opinion with respect to the enforceability of the Indenture or the Exchange Notes to the extent any of the foregoing provide for interest in violation of the usury laws;

            (f) we have assumed, that the execution and delivery by the Authority and the Tribe of the Indenture and the performance of the Authority under the Exchange Notes do no and will not violate, conflict with or constitute a default under any agreement or instrument to which the Authority or its properties are subject;

            (f) we have assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Exchange Notes, the Indenture and the Registration Rights Agreement, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Exchange Notes, the Indenture and the Registration Rights Agreement is to be performed in any jurisdiction, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

            (i) we have also assumed that neither the Chukchansi Parties' sovereign immunity nor the preemptive effect, if any, of federal laws pertaining to Native American tribes (including, without limitation, the Indian Gaming Regulatory Act) would have any effect on the opinions expressed herein; and


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            (j) we express no opinion as to the effect upon enforceability of any of the Exchange Notes, the Indenture and the Registration Rights Agreement of the Compact (including the validity or enforceability thereof), the Uniform Tribal Gaming Regulation CGCC-2 of the California Gaming Control Commission (including the validity or enforceability thereof) or any other Indian Law.

            Members of our firm are admitted to the practice of law in the States of New York and California and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America (other than any Indian Laws) to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, including, without limitation, any Indian Laws, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. Assuming the due authorization, execution and delivery of the Indenture by the Chukchansi Parties, the Indenture is a valid and binding agreement of the Chukchansi Parties, enforceable against the Chukchansi Parties in accordance with its terms. The Indenture complies as to form, in all material respects, to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA") applicable to an Indenture that is required to be qualified under the TIA.

            2. Assuming the due authorization, execution and delivery of the Exchange Notes by the Authority, when the Exchange Notes are issued, executed, and delivered in exchange for the Original Notes in accordance with the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and


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binding obligations of the Authority, entitled to the benefits of the Indenture and enforceable against the Authority in accordance with their terms.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ Skadden, Arps, Slate, Meagher
                                                 & Flom LLP